EXHIBIT NO. 11

 Statement Regarding the Computation of Per Share Earnings
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                                                                                            June 30,
                                                                  2000                        1999
                                                              ---------------------------------------

Basic earnings per common share                                  $.59                         $.54

Basic earnings per common share before
  merger-related expenses                                         .59                          .56

Basic weighted average number of shares
    outstanding                                            11,924,516                   11,607,416

Diluted earnings per common share                                 .59                          .53

Diluted earnings per common share before
  merger-related expenses                                         .59                          .55

Diluted weighted average number of shares
  outstanding                                              11,950,055                   11,644,342


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